    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON           , 1997
                                                        REGISTRATION NO. 33
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                           HUDSON HOTELS CORPORATION

             (Exact name of registrant as specified in its charter)
                         ------------------------------

                NEW YORK                                                                           16-1312167
    (State or other jurisdiction of             (Primary Standard Industrial          (I.R.S. Employer Identification No.)
     incorporation or organization)             Classification Code Number)

                          E. ANTHONY WILSON, PRESIDENT
                           HUDSON HOTELS CORPORATION
                           ONE AIRPORT WAY, SUITE 200
                              ROCHESTER, NY 14624
                                 (716) 436-6000
  (Address, including zip code, and telephone number, including area code, of registrant's
principal executive offices and name, address and telephone number of agent for service)

                         ------------------------------

                                   COPIES TO:

                             ALAN S. LOCKWOOD, ESQ.
                          BOYLAN, BROWN, CODE, FOWLER,
                            VIGDOR & WILSON, L.L.P.
                               2400 CHASE SQUARE
                           ROCHESTER, NEW YORK 14604
                                 (716) 232-5300
                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement
                            ------------------------

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
                            ------------------------

    If any of the securities being registered on this Form are to offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ______________

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE

                                                                                                                   PROPOSED
                       TITLE OF EACH CLASS                                AMOUNT          PROPOSED MAXIMUM          MAXIMUM
                       OF SECURITIES TO BE                                 TO BE           OFFERING PRICE     AGGREGATE OFFERING
                            REGISTERED                                  REGISTERED           PER UNIT(1)             PRICE
Common Stock, par value $.001 per share...........................       1,540,760             $5.125            $7,896,395.00
Common Stock, par value $.001 per share, representing stock
  issuable upon conversion of debentures..........................     1,000,000(2)            $5.125             $5,125,000


                       TITLE OF EACH CLASS                               AMOUNT OF
                       OF SECURITIES TO BE                             REGISTRATION
                            REGISTERED                                      FEE
Common Stock, par value $.001 per share...........................       $2,392.85
Common Stock, par value $.001 per share, representing stock
  issuable upon conversion of debentures..........................       1,553.03

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c), on the basis of the average high and low prices of the Registrant Common Stock as reported on the Nasdaq Small Cap issues on February 26, 1997.

(2) The number of shares of Common Stock specified above is the number which may be acquired upon exercise of certain of the Company's warrants described in the Prospectus forming a part of this Registration Statement (the "Warrants"). This Registration Statement covers, pursuant to Rule 416, in addition, such indeterminable number of shares of Common Stock as may be issued on exercise of the Warrants by reason of adjustments in the number of shares of Common Stock issuable pursuant to antidilution provisions contained in the Warrants. Since such additional Common Stock will, if issued, be issued for no additional consideration, no registration fee is required.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS

                           HUDSON HOTELS CORPORATION

                        1,540,760 SHARES OF COMMON STOCK
                        1,000,000 SHARES OF COMMON STOCK
                     ISSUABLE UPON CONVERSION OF DEBENTURES

    There are hereby offered 1,540,760 shares of common stock, $.001 par value per share ("Common Stock") of Hudson Hotels Corporation. (formerly known as Microtel Franchise and Development Corporation) (the "Company") and 1,000,000 shares of Common Stock issuable upon conversion of certain outstanding debentures of the Company. The Common Stock is sometimes hereinafter collectively referred to as the "Securities."

    All of the 2,540,760 shares of Common Stock are being offered by selling shareholders (the "Selling Shareholders"). See "SELLING SHAREHOLDERS" . The Company will not receive any of the proceeds from the sale of the shares being offered by the Selling Shareholders. Such sales may be made in any one or more transactions (which may involve block transactions) in the over-the-counter market, on NASDAQ, and any exchange on which the Common Shares may then be listed, or otherwise in negotiated transactions or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling Shares to or through broker-dealers, and such broker-dealers may sell the shares as agent or may purchase such Shares as principal and resell them for their own account pursuant to this Prospectus. Any such participating broker-dealers may be deemed to be "underwriters" under the Securities Act. Such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholders and/or purchasers of Shares from whom they may act as agent (which compensation may be in excess of customary commission).

                            ------------------------

    THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS AT PAGE
5."

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

                The date of this Prospectus is February 27, 1997

                             AVAILABLE INFORMATION

    The Company is a reporting company under the Securities Exchange Act of 1934. The reports and other information filed by the Company may be inspected and copied at the public reference facilities of the Securities Exchange Commission in Washington, D.C., and copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding issuers (including the Company) that file electronically with the Commission. The address of the Commission's Web site is http://www.sec.gov.

    The Company's common stock is listed on the NASDAQ Small Cap Market; reports and other information concerning the Company can be inspected at the offices of NASD, 1735 K Street, N.W., Washington, D.C.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed with the Commission by the Company are incorporated as of their respective dates in the Prospectus by reference:

        (a) The Company's Form 10-KSB for the fiscal year end December 31, 1995, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act");

        (b) All other reports, if any, filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year ended December 31, 1995; including

            (i) The Company's Form 10-QSB for the period ended March 31, 1996;

            (ii) The Company's Form 10-QSB for the period ended June 30, 1996;

           (iii) The Company's Form 10-QSB for the period ended September 30, 1996;

            (iv) The Company's Form 8-K, dated August 28; 1996 and filed September 13, 1996, and form 8-K/A relating thereto filed November 12, 1996;

            (v) The Company's Form 8-K, dated November 27, 1996 and filed December 12, 1996, and Form 8-K/A relating thereto filed February 4, 1997;

            (vi) The Company's Notice of Annual Meeting, Proxy Statement and Form of Proxy dated April 15, 1996.

        (c) The description of the Company's Common Stock contained in the Registration Statement on Form S-18 filed with the Commission and declared effective on April 7, 1989, under Section 8 of the Securities Act, including any amendment or description filed for the purpose of updating such description.

    All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the shares offered hereby, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

    The Company will provide without charge to each person, including any beneficial owner, to whom as copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all documents incorporated herein by reference (not including the exhibits to such documents unless such exhibits are incorporated by reference in such documents). Requests for such copies should be directed to Taras M. Kolcio, Chief Financial Officer, Hudson Hotels Corporation, One Airport Way, Suite 200, Rochester, NY 14624,
(716) 436-6000.

                                  THE COMPANY

    Hudson Hotels Corporation (the "Company") was organized as Microtel Franchise and Development Corporation to develop and franchise a national chain of economy limited service lodging facilities ("Microtels"), using the service mark "MICROTEL", which offers downsized rooms with higher quality furnishings at rates below those available at competing national lodging chains. The Company was incorporated in New York State on June 5, 1987.

    On October 5, 1995, the Company signed an exclusive Joint Venture Agreement with US Franchise Systems, Inc., in which US Franchise Systems, Inc. purchased worldwide franchising and administration for the Microtel franchise chain. As a result of the Joint Venture Agreement, the Company has focused its efforts on developing, building and managing various hotel products, including Microtels, which has been the Company's strength since acquiring Hudson Hotels Corp. in 1992. During 1996, the Company embarked upon a significant expansion and development program, as described in "Recent Developments" below.

    The address and telephone number of the Company's principal executive offices are One Airport Way, Suite 200, Rochester, NY 14624, (716) 436-6000.

                              RECENT DEVELOPMENTS

    On July 10, 1996, the Company sold a $7.5 million convertible subordinated debenture (the "Subordinated Debenture") to Oppenheimer Bond Fund For Growth. The Debenture bears interest at 7.5% per annum, matures July 1, 2001, is subordinate in right of payment to senior indebtedness of the Company, and is convertible into common shares of the Company at the rate of 1 share for each $7.50 converted. The conversion price is subject to reset on December 31, 1998 based upon 125% of the average volume-weighted price over the prior 30 days, or such number of days (if greater) resulting in 150,000 shares of trading volume. The maximum (reset) conversion price is $7.50 and the minimum is $4.50. At the holder's option, at any time at or before maturity, the Subordinated Debenture or any part thereof, may be converted to common shares as stated above. The Company has agreed to register with the SEC sale of the 1,000,000 shares issuable upon conversion in full of the Subordinated Debenture.

    The Company, directly or through its various subsidiaries, is and has been the owner of varying equity interests in a number of general and limited partnerships that own hotel real estate. In each case, the remaining partnership interests were owned by a small group of investors, some of whom are affiliates of the Company, most of whom are investors in more than one such property, and all of whom the Company believes to be sophisticated investors.

    On July 16, 1996, the Company offered to acquire from the investors in five of those hotel partnerships (the "Hudson Group Portfolio") their partnership interests, in exchange for common stock in the Company. The terms of the offer were negotiated in part with certain key partners in the partnerships. No partner was required to accept the exchange; however, as of August 28, 1996, the Company had received responses from all of the partners of the various partnerships accepting the offer, and the Company declared the exchange to be closed. Pursuant to the Transfer Agreement, the exchange was deemed to be effective as of July 31, 1996.

    The Company determined the valuation of each partnership by applying an 11.5% capitalization rate to the average of the last three year's cash flow of each property (less an asset replacement reserve), then subtracting the outstanding principal balance of the mortgage or mortgages on the property. Each partner's value was determined by multiplying the resulting property value by his or her percentage interest in the partnership. The Company did not obtain new appraisals or fairness opinions.

    The Company shares to be exchanged therefor were valued at the average closing price for the five trading days prior to the effective date of the exchange, i.e., July 31, 1996. The share value was determined by that method to be $6.325. A total of 1,170,103 shares was exchanged for the partnership interests acquired. The Company utilized 657,292 treasury shares and 512,811 newly issued shares to satisfy its obligations. The Company has agreed to register the shares so exchanged for sale pursuant to the Securities Act of 1933. In addition to the shares thus exchanged, the Company has agreed to indemnify each exchanging partner for his or her continuing liability upon guarantees of the outstanding mortgages on each property. In connection with the purchase of twelve additional properties described below, the Company refinanced the outstanding mortgages on all five properties with Nomura Asset Capital Corporation. The total mortgage obligation (secured by sixteen properties) is $56,000,000 (the "Mortgage Debt"). The Company's obligation of indemnity has been eliminated by this subsequent refinance of all five properties and accompanying release of the partners' guarantees.

    As stated above, the Company owned varying percentage interests in each of the partnerships acquired; for each partnership except Brookwood Hotel Properties, a subsidiary of the Company was the sole general partner of the limited partnership prior to the exchange. In addition, the Company managed each of the properties owned by the partnerships. Following the acquisitions the Company will own 100% of the ownership interest in each property and will continue to operate and manage each property as a hotel.

    On November 27, 1996, the Company acquired 12 hotel properties, consisting of 8 Fairfield Inns by Marriott-Registered Trademark- and 4 Cricket Inns-Registered Trademark-, (the "SB Motel Portfolio") from SB Motel Corp., an indirect wholly-owned subsidiary of Salomon Inc and the subsidiaries of SB Motel Corp. which had been formed to hold each such hotel, pursuant to an Agreement of Purchase and Sale dated September 27, 1996 among the Company and its subsidiary, Hudson Hotels Properties Corp. as Purchaser and SB Motel Albany Corp., SB Motel Charleston Corp., SB Motel Richmond Corp., SB Motel Durham-Research Triangle Park Corp., SB Motel Cary Corp., SB Motel Statesville Corp., SB Motel Wilmington Corp., SB Motel Columbia Corp., SB Motel Virginia Beach Corp., SB Motel Durham-Duke Corp., SB Motel Raleigh Corp., and SB Motel Charlotte I-85 Corp. (the subsidiaries of SB Motel Corp. which held each property ) (the "Sellers"). The Company acquired eleven of the properties into its newly-formed subsidiary, HH Properties--I, Inc., and the twelfth, the Virginia Beach Cricket Inn, into its newly formed subsidiary, HH Properties--VB, Inc.

    The purchase price for the properties was $60,400,000, determined by arms-length negotiation with the Sellers, after analysis and valuation by the Company based upon historic and projected operating results of the properties. As part of its pre-closing due diligence, the Company obtained independent valuations of the twelve properties from HVS Valuation Services which supported the negotiated purchase price. The purchase price was paid by issuing 370,657 shares of Company common stock, valued at $2,400,000, by issuing the Company's subordinated promissory note in the amount of $2,900,000 (maturing November 27, 1997) to the Sellers, by deducting $100,000 of prorations due the Company at Closing, and by paying the balance of $55,000,000 in cash. The cash portion of the purchase price was obtained a) by placing a $37,470,000 mortgage issued by Nomura Asset Capital Corporation, on the properties purchased by HH Properties -I, Inc. (such mortgage being a portion of the total $56,000,000 mortgage referenced above), b) by the Company securing $17,000,000 of mezzanine financing (the "Senior Debt") from Nomura Asset Capital Corporation, and c) by the Company utilizing $530,000 of its available capital.

    There were no material relationships between the Company and the Seller prior to the consummation of the acquisition. As a result of the acquisition, SB Motel Corp. became a greater than 5% shareholder in the Company, and John P. Buza, an officer of the Seller, became a director of the Company.

    In addition to the consideration stated above, the Company has agreed to register the 370,657 shares issued to SB Motel Corp. for sale to the public within 180 days following closing, and the Company has granted to Salomon Brothers Inc a right of first refusal to undertake equity offerings on behalf of the Company.

                                  RISK FACTORS

    IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, THE FOLLOWING RISK FACTORS SHOULD BE CONSIDERED CAREFULLY IN EVALUATING THE COMPANY AND ITS BUSINESS BEFORE PURCHASING THE SHARES OFFERED HEREBY.

    SUBSTANTIAL LEVERAGE. The Company incurred substantial indebtedness in connection with the acquisition and refinance of the Hudson Group Portfolio, the acquisition of the SB Motel Portfolio, and the issuance of the Subordinated
Debenture: (i) $17 million in Senior Debt, (ii) $56 million in Mortgage Debt; and (iii) $7.5 million in the Subordinated Debenture. See "The Company--Recent Developments." After giving pro forma effect to the SB Motel Portfolio acquisition, at September 30, 1996, the Company's long-term indebtedness would have been $83,365,000 and the Company would have had a shareholders' equity of $13,600,000. The degree to which the Company is leveraged could have important consequences to the holders of the Shares, including the following: (i) the Company's ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions or general corporate purposes may be impaired; (ii) a substantial portion of the Company's cash flow from operations must be dedicated to the payment of interest on the indebtedness, thereby reducing the funds available to the Company for other purposes; (iii) the agreements governing the Company's long-term indebtedness contain certain restrictive financial and operating covenants; (iv) the Senior Debt is at variable rates of interest, which would cause the Company to be vulnerable to increases in interest rates; (v) all of the indebtedness outstanding under the Senior Debt is secured by substantially all the assets of the Company; (vi) the Company is substantially more leveraged than certain of its competitors, which might place the Company at a competitive disadvantage; (vii) the Company may be hindered in its ability to adjust rapidly to changing market conditions; and
(viii) the Company's substantial degree of leverage could make it more vulnerable in the event of a downturn in general economic conditions or its business.

    DEBT SERVICE; NO LIMITATION ON FUTURE DEBT. As a result of the indebtedness incurred in connection with the acquisition, a substantial portion of the Company's cash flow will be devoted to debt service. The ability of the Company to continue making payments of principal and interest will be largely dependent upon its future performance. Many factors, some of which will be beyond the Company's control, such as prevailing economic conditions, will affect its performance. There can be no assurance that the Company will be able to generate sufficient cash flow to cover required interest and principal payments. If the Company is unable to meet interest and principal payments in the future, it may, depending upon the circumstances which then exist, seek additional equity or debt financing, attempt to refinance its existing indebtedness or sell all or part of its business or assets to raise funds to repay its indebtedness. There can be no assurance that sufficient equity or debt financing will be available, or, if available, that it will be on terms acceptable to the Company, that the Company will be able to refinance its existing indebtedness or that sufficient funds could be raised through asset sales. In addition, the ability of the Company to raise funds by selling assets is restricted by the Senior Debt.

    Neither the Company's Certificate of Incorporation nor its By-laws limit the amount of indebtedness that the Company may incur. Subject to limitations in its debt instruments, including those expected to be included in the Senior Debt and the Nomura mortgage, the Company expects to incur additional debt in the future to finance acquisitions and development. The Company's continuing substantial indebtedness could increase its vulnerability to general economic and lodging industry conditions (including increases in interest rates) and could impair the Company's ability to obtain additional financing in the future and to take advantage of significant business opportunities that may arise. The Company's indebtedness is, and will likely continue to be, secured by mortgages on its hotel properties, a general security interest in the Company's other assets, and by the equity of certain subsidiaries of the Company. There can be no assurances that the Company will be able to meet its debt service obligations; to the extent that it cannot, the Company risks the loss of some or all of its assets to foreclosure. Adverse economic conditions could cause the terms on which borrowings become available to be unfavorable. In such circumstances, if the Company is in need of capital to repay indebtedness in accordance with its terms or otherwise, it could be required to liquidate one or more investments in hotels at times which may not permit realization of the maximum return on such investments.

    MANAGEMENT OF GROWTH. The Company is experiencing a period of rapid growth that could place a significant strain on its resources. A component of the Company's business strategy is to complement internal growth with strategic acquisitions. To successfully implement its acquisition strategy, the Company must be able to continue to successfully integrate new hotels into its existing operations. The consolidation of functions and integration of departments, systems and procedures of the new hotels with the Company's existing operations presents a significant management challenge, and the failure to integrate new hotels into the Company's management and operating structures could have a material adverse effect on the results of operations and financial condition of the Company. There can be no assurance that the Company will be able to operate acquired properties profitably. The Company's ability to manage its growth and integrate its newly-acquired properties will require it to continue to improve its operations and its financial and management information systems, and to motivate and effectively manage its employees. If the Company's management is unable to manage such growth effectively, the quality of the Company's services, its ability to identify, hire and retain key personnel and its results of operations could be materially adversely affected.

    OPERATING RISKS. The Company's business is subject to all of the operating risk inherent in the lodging industry. These risks include the following: changes in general and local economic conditions; cyclical overbuilding in the lodging industry; varying levels of demand for rooms and related services; competition from other hotels, motels and recreational properties; changes in travel patterns; the recurring need for renovations, refurbishment and improvements of hotel properties; changes in governmental regulations that influence or determine wages, prices and construction and maintenance costs; and changes in interest rates and the availability of credit. Demographic, geographic or other changes in one or more of the Company's markets could impact the convenience or desirability of the sites of certain hotels, which would in turn affect the operations of those hotels. In addition, due to the level of fixed costs required to operate full-service hotels, certain significant expenditures necessary for the operation of hotels generally cannot be reduced when circumstances cause a reduction in revenue.

    COMPETITION IN THE LODGING INDUSTRY. The lodging industry is highly competitive. There is no single competitor or small number of competitors of the Company that are dominant in the industry. The Company's hotel properties operate in areas that contain numerous competitors, many of which have substantially greater resources than the Company. Competition in the lodging industry is based generally on location, room rates and range and quality of services and guest amenities offered. In theory, the Company's properties compete against all hotel products in any given market for patron market share. In practice, the hotel industry is highly segmented, ranging from luxury destination resorts to small "mom and pop" properties. The Company's properties compete directly against other national and regional chains of hotels in each geographical market in which the Company hotels are located. New or existing competitors could significantly lower rates or offer greater conveniences, services or amenities or significantly expand, improve or introduce new facilities in market in which the Hotels compete, thereby adversely affecting the Company's operations. The Company also competes with other regional and national hotel companies for development and management contracts.

    SEASONABILITY. The lodging industry is seasonal in nature: Generally, hotel revenues are greater in the second and third quarters than in the first and fourth quarters. This seasonality can be expected to cause quarterly fluctuations in the revenues of the Company. Quarterly earnings also may be adversely affected by events beyond the Company's control, such as extreme weather conditions, economic factors and other considerations affecting travel.

    FRANCHISE AGREEMENTS. Upon completion of the Offering, all but two of the Company's hotel properties will be operated pursuant to existing franchise or license agreements (the "Franchise Agreements"). The Franchise Agreements generally contain specific standards for, and restrictions and limitations on, the operation and maintenance of a hotel in order to maintain uniformity within the franchisor system. Those limitations may conflict with the Company's philosophy of creating specific business plans tailored to each Company's hotel properties and to each market. Such standards are often subject to change over time, in some cases at the discretion of the franchisor, and may restrict a franchisee's ability to make improvements or modifications to a hotel without the consent of the franchisor. In addition, compliance with such standards could require a franchisee to incur significant expenses or capital expenditures. The Franchise Agreements covering the hotels expire or terminate, without specified renewal rights, at various times and have differing remaining terms. As a condition of renewal, the Franchise Agreements frequently contemplate a renewal application process, which may require substantial capital improvements to be made to the hotel.

    RISKS ASSOCIATED WITH OWNING REAL ESTATE. The Company currently owns 17 hotels and anticipates that it will develop or acquire additional hotel properties. Accordingly, the Company will be subject to various degrees of risk generally incident to the ownership of real estate. These risks include, among other things, changes in national, regional and local economic conditions, changes in local real estate market conditions, changes in interest rates and in the availability, cost and terms of financing, the potential for uninsured casualty and other losses, the impact of present or future environmental legislation and adverse changes in zoning laws and other regulations. Many of these risks are beyond the control of the Company. In addition, real estate investments are relatively illiquid, resulting in a limited ability of the Company to vary its portfolio of hotels in response to changes in economic and other conditions.

    DEPENDENCE ON KEY PERSONNEL. The Company's future success depends in large part on the continued service of E. Anthony Wilson, Chairman of the Board, President, and Chief Executive Office, and Bruce A. Sahs, Executive Vice President, as well as on its other key technical and management personnel. The Company is also dependent on its ability to continue to attract additional qualified employees. The competition for such skilled personnel is intense and the loss of key employees could have a material adverse effect on the Company's results of operations.

    VOLATILITY OF STOCK PRICE. The Company's Common Shares have experienced substantial price volatility and such volatility may occur in the future, particularly as a result of quarter-to-quarter variations in the actual or anticipated financial results of the Company, its competitors and other companies in the hotel industry. In addition, the stock market has experienced significant price and volume fluctuations that have affected the market price of many small hotel companies and have often been unrelated to the operating performance of these companies. Broad market fluctuations, as well as general economic and political conditions, may adversely affect the market price of the Common Shares.

    NASDAQ SMALL CAP LISTING; APPLICATION FOR LISTING ON NASDAQ NATIONAL MARKET SYSTEM. Hudson Hotel's Common Shares are currently quoted on the Nasdaq Small Cap System. The Company has applied for listing upon the NASDAQ National Market System, and believes that it meets the criteria necessary for such listing. However, NASDAQ retains discretion in its listings; there can be no assurance that the Company will be accepted for listing on the NASDAQ National Market System.

    NEED FOR ADDITIONAL FINANCING TO DEVELOP VACANT HOTEL SITES. The Company currently owns seven vacant parcels of land in various locations for the development of hotel properties. The Company will require additional sources of debt and equity financing in order to be able to develop these properties. The Company currently has no commitments for such financing. If the Company is unable to obtain such financing, it will be unable to develop these properties, and its performance may be negatively impacted.

    LACK OF DIVIDENDS. The Company has not paid dividends on its Common Stock since its inception and does not intend to pay any dividends on its Common Stock in the foreseeable future.

                                USE OF PROCEEDS

    All of the shares being offered hereunder are being offered by the Selling Shareholders. The Company will incur certain expenses in connection with this offering; however, it will not receive any of the proceeds hereof. All proceeds will go to the Selling Shareholders to be used for their own purposes.

                             SELLING SHARE HOLDERS

    All of the securities being offered hereunder are being offered by the Selling Shareholders. These holders fall into three categories:

    SB Motel Corp., Seven World Trade Center, New York, New York 10048, an indirect wholly-owned subsidiary of Salomon Inc, is offering the 370,657 shares which it received in connection with the acquisition by the Company of 12 hotel properties from subsidiaries of SB Motel Corp. Prior to the acquisition, neither SB Motel Corp. nor Salomon, Inc had any material relationship with the Company. Following the transaction, John P. Buza, an officer of SB Motel Corp. and Director of Salomon Brothers Inc, has been named to the Board of Directors of the Company; in addition, the Company has given Salomon Brothers Inc the right of first refusal to undertake equity offerings on behalf of the Company. Following the completion of the offering, SB Motel Corp. will not own any shares of the Company's common stock.

    Oppenheimer Bond Fund For Growth, 350 Linden Oaks, Rochester, New York 14625 is offering 1,000,000 shares which it has the right to acquire upon conversion of the $7.5 million Convertible Subordinated Debenture described in Recent Developments herein. The Selling Shareholder has been provided with the Company's proxy material and annual report within the last twelve months. Prior to purchasing this Debenture, Oppenheimer Bond Fund For Growth owned two other Company convertible bonds totaling $3.0 million, which it converted in July 1996 and sold the conversion shares. This Selling Shareholder has had no other material relationship with the Company over the past three years. Following the completion of this offering, this Selling Shareholder will own no shares of the Company's common stock.

    The remaining 1,170,103 shares being offered hereunder are offered by Selling Shareholders who received those shares in exchange for their partnership interests in the Hudson Group Portfolio. Each of these Selling Shareholders was a partner prior to the exchange in one or more hotel partnerships managed by the Company. The names of those Selling Shareholders, other material relationships with the Company (if any), number of shares offered hereunder, and number of shares to be owned following the completion of the offering, are set forth below.

                                                                                                          # OF
                                                                                                         SHARES
                                                                                               # OF     REMAINING
                                                                                              SHARES      AFTER
NAME OF SELLING SHAREHOLDER                             MATERIAL RELATIONSHIP WITH COMPANY    OFFERED   OFFERING
------------------------------------------------------  -----------------------------------  ---------  ---------
Burton S. August......................................  None                                    37,974      a
Charles J. August.....................................  None                                   102,816      a
Robert W. August......................................  None                                    21,605      a
Cortland L. Brovitz...................................  None                                    48,178      a
Anthony J. Costello...................................  None                                    11,310      a
Sally L. David........................................  None                                    16,369      a
Richard J. Dorschel...................................  None                                     8,131      a
G & W Land Associates (c/o William J. Erdle)..........  None                                    16,369      a
Richard C. Fox........................................  None                                    44,048      a
Van Buren Hansford, Jr................................  None                                    16,369      a

                                                                                                          # OF
                                                                                                         SHARES
                                                                                               # OF     REMAINING
                                                                                              SHARES      AFTER
NAME OF SELLING SHAREHOLDER                             MATERIAL RELATIONSHIP WITH COMPANY    OFFERED   OFFERING
------------------------------------------------------  -----------------------------------  ---------  ---------
The Landsman Company (c/o Elliott Landsman)...........  None                                    45,326      a
Barbara S. Lane and William Goldstein as                                                        43,211
  Trustees under the Will of Sheldon A. Lane FBO
  Barbara S. Lane.....................................  None
Alan S. Lockwood......................................  Secretary, Partner of Boylan,            8,131    2,884
                                                        Brown, General Counsel
william h. maxion.....................................  None                                     8,131      a
Kenper W. Miller and Elizabeth K. Miller..............  None                                    13,786      a
Louise J. Miller Living Trust u/a dated March 7, 1986,                                          16,369
  as amended in its entirety October 17, 1994, FBO
  Louise J. Miller....................................  None                                                a
David C. and Jean B. Mitchell.........................  None                                    39,032      a
Elizabeth W. Pine.....................................  None                                     8,131      a
Melvyn Poplock........................................  None                                    45,338      a
Peter B. Roby and Katherine W. Roby...................  None                                    16,369      a
H. Bruce Russell......................................  None                                     8,131      a
L, R & R (c/o Richard E. Sands).......................  5% Shareholder                          32,738      b
Richard E. Sands......................................  5% Shareholder                          16,369      b
Frank R. Shumway, Jr..................................  None                                    45,338      a
Elaine R. Simon.......................................  None                                    61,707      a
Wendy W. Smith........................................  None                                     8,131      a
David Spoleta.........................................  None                                    16,369      a
Michael M. Spoleta....................................  None                                    16,369      a
Michael D. Spoleta....................................  Limited Partner, Microtel              118,971   105,000
                                                        Development Partners
                                                        1995-I, L.P.
Lewis B. Swift III and Cathleen B. Swift..............  None                                     2,827      a
Tamarack II Associates (c/o Richard Crossed)..........  None                                    70,538      a
Herbert W. VandenBrul.................................  None                                    16,369      a
Justin L. Vigdor......................................  Partner, Boylan, Brown                  45,338      a
Jessica T. Warren.....................................  None                                    16,369      a
RTR Transportation Corp. (c/o William Warren).........  None                                    16,369      a
Brookwood Funding Associates, L.P.                                                               9,170
  (c/o Bruce A. Sahs).................................  General Partner is Brookwood                        a
                                                        Funding Corp., a Subsidiary
                                                        of the Company

Wilson Enterprises, L.P.......................  General Partners are E.           102,007
                                                Anthony
                                                Wilson, Chairman of the
                                                Board, President & CEO;
                                                and Ralph L. Peek, Vice
                                                President and Director of
                                                the Company

------------------------

(a) To the best knowledge of the Company, each of these Selling Shareholders would own less than 1% of the Company's common stock following the sale of the shares offered hereby, all of which are held in nominee names.

(b) These shareholders are part of a group which filed a form 13D (Amendment No.1) with the SEC on June 17, 1994. In reliance thereupon, these shareholders would own or control 221,500 shares following the sale of the shares offered hereunder.

(c) Wilson Enterprises, L.P. owns options to acquire 31,250 shares of Company common stock. In addition, the general partners of Wilson Enterprises, L.P.,
    E. Anthony Wilson and Ralph L. Peek, own or have the right to receive upon exercise of currently outstanding options or warrants, 947,492 shares and 401,812 shares, respectively.

                              PLAN OF DISTRIBUTION

    The Shares may be sold from time to time by the Selling Shareholders or by pledgees, donees, transferees or other successors in interest. Such sales may be made in any one or more transactions (which may involve block transactions) in the over-the-counter market, on NASDAQ, and any exchange in which the Common Shares may then be listed, or otherwise in negotiated transactions or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling Shares to or through broker-dealers, and such broker-dealers may sell the shares as agent or may purchase such Shares as principal and resell them for their own account pursuant to this Prospectus. Any such participating broker-dealers may be deemed to be "underwriters" under the Securities Act. Such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholders and/or purchasers of Shares from whom they may act as agent (which compensation may be in excess of customary commission).

    The Company has informed the Selling Shareholders that the anti-manipulative rules under the Securities Exchange Act of 1934 (Rules 10b-6 and 10b-7) may apply to their sales of Shares in the Market. Also, the Company has informed the Selling Shareholders of the need for delivery of copies of the Prospectus in connection with any sale of securities registered hereunder in accordance with applicable prospectus delivery requirements.

    In connection with such sales, the Selling Shareholders and any participating brokers and dealers may be deemed to be "underwriters" as defined in the Securities Act. In addition, any of the Shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

    In order to comply with certain state securities laws, if applicable, the Common Shares will not be sold in a particular state unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with.

                                 LEGAL MATTERS

    The legality of the shares of Common Stock offered hereby will be passed upon for the Company and the Selling Shareholders by the law firm of Boylan, Brown, Code, Fowler, Vigdor &Wilson, L.L.P., 2400 Chase Square, Rochester, New York 14604.

                                    EXPERTS

    The consolidated financial statements incorporated in this prospectus by reference from the Company's Annual Report on Form 10-KSB for the year ended December 31, 1995 have been audited by Bonadio & Co., L.L.P., independent auditors, as stated in their report with respect thereto which is incorporated herein by reference, and has been so incorporated in reliance upon the authority as experts in accounting and auditing.

    The combined financial statements of SB Motel Corporation as of December 31, 1994 and 1995 and September 30, 1996, and for the years ended December 31, 1994 and 1995 and the nine months ended September 30, 1996, incorporated by reference in this prospectus, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

    The Company has filed with the Securities and Exchange Commission, Washington, DC 20549, a Registration Statement on Form S-3 under the Act, with respect to the securities offered hereby. This Prospectus, filed as a part of the Registration Statement, does not contain certain information set forth in or annexed as exhibits to the Registration Statement, as permitted by the Rules and Regulations of the Commission. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement and to the Exhibits filed as part thereof, which may be inspected at the office of the Securities and Exchange Commission without charge, or copies thereof may be obtained therefrom upon payment of a fee prescribed by the Securities and Exchange Commission.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THIS OFFERING TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE CIRCUMSTANCES OF THE COMPANY OR THE FACTS HEREIN SET FORTH SINCE THE DATE HEREOF.
                            ------------------------

                           HUDSON HOTELS CORPORATION

                        1,540,760 SHARES OF COMMON STOCK
                    1,000,000 SHARE OF COMMON STOCK ISSUABLE
                         UPON CONVERSION OF DEBENTURES

                          OFFERING PRICE $.  PER SHARE

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth all expenses, other than selling commissions, payable by the Registrant in connection with the sale of the shares being registered. All of the amounts shown are estimates, except for the registration fee and NASD filing fee.

Registration..........................................  $3,945.88
NASD filing...........................................  $   8,834
Blue Sky fees and expenses............................  $5,000.00
Legal fees and expenses...............................  $15,000.00
Accounting fees and expenses..........................  $10,000.00
Miscellaneous.........................................  $1,000.00
TOTAL.................................................  $43,779.88

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Restated Certificate of Incorporation of the Registrant, filed November 25, 1988 (the "Restated Certificate"), provides in relevant part at paragraph 7, that

       Every officer or director hereafter made or threatened to be made a party to any action or proceeding by reason of the fact that he or his testator or intestate is or was a director or officer of this corporation or of any other corporation which he served in any capacity at the request of this corporation shall be indemnified against the reasonable expenses including attorneys' fees actually and necessarily incurred or paid by him in connection with the defense of any such action or proceeding or in connection with any appeal therein, provided that the director or officer be wholly successful on the merits or otherwise in the defense of the action or proceeding.

    Sections 721 through 726 of the Business Corporation Law of the State of New York (the "BCL") provide the statutory basis for the indemnification by a corporation of its officers and directors when such officers and directors have acted in good faith, for a purpose reasonably believed to be in the best interests of the corporation, and subject to specified limitations set forth in the BCL.

    The BCL was also amended in 1986 to allow corporations to provide for indemnification of corporate directors and officers on a broader basis than had previously been permissible. Pursuant to this statutory authority, and as authorized by Article V of the Registrant's By-Laws, directors and officers of the Registrant, and certain Registrant employees, have been availed of the broadest scope of permissible indemnification coverage consistent with the BCL changes.

    Article V of the Registrant's By-Laws provide as follows:

    5.1 INDEMNIFICATION. The Corporation shall indemnify (a) any person made or threatened to be made a party to any action or proceeding by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation and (b) any director or officer of the Corporation who served any other company in any capacity at the request of the Corporation, in the manner and to the maximum extent permitted by the Business Corporation Law of New York, as amended from time to time; and the Corporation may, in the discretion of the Board of Directors, indemnify all other corporate personnel to the extent permitted by laws.

    5.2 AUTHORIZATION.  The provisions for indemnification set forth in Section
5.1 hereof shall not be deemed to be exclusive. The Corporation is hereby authorized to further indemnify its directors or officers in the manner and to the extent set forth in (i) a resolution of the shareholders, (ii) a resolution of the directors, or (iii) an agreement providing for such indemnification, so long as such indemnification shall not be expressly prohibited by the provisions of the Business Corporation Law of New York.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENTS SCHEDULES

    (a)  THE FOLLOWING EXHIBITS ARE FILED AS PART OF THIS REGISTRATION
STATEMENT:

   EXHIBIT
    NUMBER
-----------

     4.1(1)  Specimen Common Stock Certificate

     4.2(2)  Form of Debenture

        5.1  Opinion of Boylan, Brown, Code, Fowler, Vigdor & Wilson, L.L.P.

       23.1  Independent Auditors' Consent--Bonadio & Co., L.L.P.

       23.2  Independent Auditors' Consent--Coopers & Librand, L.L.P.

       23.2  Consent of Boylan, Brown, Code, Fowler, Vigdyor & Wilson is included in its Opinion filed as Exhibit 5.1

       24.1  Power of Attorney (included on page II-4)

------------------------

(1) Previously filed as Exhibit 3.1 to the Company's Registration Statement on Form S-18, effective April 7, 1989 and incorporated herein by reference.

(2) Previously filed as an Exhibit 4.5 to the Company's Form 10-QSB for the period ended September 30, 1996 and incorporated herein by reference.

    The remaining schedules have been omitted, either because they are not applicable to the Registrant or because the information required has been shown in the Financial Statements or in the notes thereto without making such statement unclear or confusing.

ITEM 17. UNDERTAKINGS

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described in Item 14 or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, unit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed by the Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

        (i) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant, Hudson Hotels Corporation., a corporation organized and existing under the laws of the State of New York certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on the 28th day of February, 1997.

                                HUDSON HOTELS CORPORATION

                                BY:            /S/ E. ANTHONY WILSON
                                     -----------------------------------------
                                      E. Anthony Wilson, CHAIRMAN OF THE BOARD
                                     PRESIDENT AND CHIEF EXECUTIVE OFFICER, AND
                                                      DIRECTOR

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints E. Anthony Wilson and Bruce A. Sahs, or either of them, as true and lawful attorney-in-fact, with full power and authority to act as such without the other, and with full power of substitution, for him and in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, the undersigned hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, shall do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration statement has been signed below by the following persons in the capacities and on the dates indicated.

          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------
    /s/ E. ANTHONY WILSON                                     February 28, 1997
------------------------------
      E. Anthony Wilson         Chairman of the Board,
                                  President and Chief
                                  Executive Officer,
                                  and Director
      /s/ BRUCE A. SAHS                                       February 28, 1997
------------------------------
        Bruce A. Sahs           Executive Vice President,
                                  Chief Operating Officer
                                  and
                                  Director
       /s/ TARAS KOLCIO                                       February 28, 1997
------------------------------
         Taras Kolcio           Chief Financial Officer,
                                  Chief Accounting Officer
                                  and Controller
      /s/ RALPH L. PEEK                                       February 28, 1997
------------------------------
        Ralph L. Peek           Vice President and Director

     /s/ ROBERT FAGENSON                                      February 28, 1997
------------------------------
       Robert Fagenson          Director

      /s/ MICHAEL CAHILL                                      February 28, 1997
------------------------------
        Michael Cahill          Director

       /s/ JOHN P. BUZA                                       February 28, 1997
------------------------------
         John P. Buza           Director